Exhibit 99.1

NEWS RELEASE

Midcoast Energy Partners Announces 2014 Financial Guidance and Reports Fourth Quarter 2013 Earnings

HOUSTON, TX—February 11, 2014 - Midcoast Energy Partners, L.P. (NYSE:MEP) (“Midcoast Partners” or “the Partnership”) today announced its 2014 financial guidance and reported its key financial results for the three month and twelve month periods ended December 31, 2013.

HIGHLIGHTS

•	Completed initial public offering (IPO) on November 13, 2013

•	Declared $0.16644 per unit initial quarterly prorated cash distribution on January 29, 2014[1]

•	Reports adjusted net income for the fourth quarter of $5.7 million

•	Expects Enbridge Energy Partners to execute first post-IPO drop-down to Midcoast Partners mid-2014

•	Forecasts adjusted EBITDA for 2014 between $105 and $125 million

“Our outlook for Midcoast Partners is exciting. We expect the Partnership’s distributable cash flow to benefit in 2014 from our recently completed organic growth projects. During the fourth quarter we commenced commercial operations of our Ajax cryogenic gas processing plant, situated in the liquids rich Anadarko basin, and the Texas Express NGL pipeline system, our joint venture project that provides much needed natural gas liquids (“NGL”) takeaway out of the midcontinent region to the premier NGL hub at Mont Belvieu, Texas. Overall, we expect our opportunity for attractive capital investment to be enhanced through our recently completed IPO,” said Terrance McGill, president of the Partnership.

“To meet capital funding needs, we expect our sponsor, Enbridge Energy Partners, to execute their first post-IPO drop down of additional ownership interests in their natural gas business to Midcoast Partners mid-2014. Our balance sheet and strong liquidity position provides us with the flexibility to fund this drop down entirely with debt. The visible drop down opportunities from Enbridge Partners, together with our organic growth projects and improving commodity fundamentals positions the Partnership to deliver mid-teens annual distribution growth to our unitholders through 2017. In closing, I also want to recognize the appointment of C. Gregory Harper to the leadership team of our natural gas business. Greg brings deep natural gas midstream experience and strategic insight to his upcoming role of Principal Executive Officer of Midcoast Partners on February 28, 2014,” noted McGill.

[1]

Cash distribution of $0.16644 per unit for the fourth quarter of 2013 represents the prorated amount of MEP’s targeted minimum quarterly distribution of $0.3125 per unit, or $1.25 per unit on an annualized basis, based upon the number of days between the close of MEP’s initial public offering on November 13, 2013 and the end of the fourth quarter. The quarterly distribution will be paid on February 14, 2014 to unitholders of record on February 7, 2014.

FINANCIAL RESULTS

Midcoast Partners’ key financial results for the three month and twelve month periods ended December 31, 2013 were as follows:

	Three months ended December 31,		Twelve months ended December 31,
(unaudited, dollars in millions, except per unit amounts)	2013	2012	2013	2012
Net income (1)	$8.8	$25.3	$54.5	$167.5
Net income per unit (3)	0.06	0.36	0.68	2.40

Adjusted EBITDA (2)	37.4	63.2	214.2	308.2
Adjusted net income (loss) (1)	5.7	27.6	65.1	169.4
Adjusted net income (loss) per unit (3)	(0.01)	0.39	0.77	2.42

(1)	Net income and adjusted net income attributed to general and limited partner ownership interests in Midcoast Energy Partners, L.P., net of noncontrolling interest.
(2)	Includes noncontrolling interest.
(3)

Represents calculation retrospectively reflecting the affiliate capitalization of MEP consisting of 4.1 million MEP Class A common units, 22.6 million MEP subordinated units and MEP general partner interest upon the transfer of a controlling ownership, including limited partner and general partner interest, in Midcoast Operating. The noncontrolling interest reflects the 61% retained by EEP.

Adjusted net income for the periods, as reported above, eliminates the impact of: non-cash, mark-to-market net gains and losses among other adjustments. Refer to the Non-GAAP Reconciliations section below for additional details.

COMPARATIVE EARNINGS STATEMENT

	Three months ended December 31,		Twelve months ended December 31,
(unaudited, dollars in millions except per unit amounts)	2013	2012	2013	2012
Operating revenue	$1,543.3	$1,440.4	$5,593.6	$5,357.9
Operating expenses:
Cost of natural gas	1,383.7	1,261.6	4,937.1	4,584.1
Operating and maintenance	87.2	90.5	350.3	362.3
General and administrative	25.1	27.4	98.2	105.1
Depreciation and amortization	36.6	33.9	142.9	135.0

Operating income	10.7	27.0	65.1	171.4
Interest expense	1.7	—	1.7	—
Other income (expense)	(1.4)	—	(1.2)	(0.1)

Income before income tax expense	7.6	27.0	62.2	171.3
Income tax expense (benefit)	(0.6)	1.7	8.3	3.8

Net income	$8.2	$25.3	$53.9	$167.5

Less: Predecessor income prior to IPO on 11/13/13	10.6		56.3

Net loss attributable to Midcoast Energy Partners, L.P. subsequent to IPO	(2.4)		(2.4)
Less: Net loss attributable to noncontrolling interest subsequent to IPO	(0.6)		(0.6)

Net loss attributable general and limited partner ownership interest in Midcoast Energy Partners, L.P. subsequent to IPO	$(1.8)		$(1.8)

Net income allocable to limited partner ownership interest (1)	$2.2	$9.7	$19.7	$64.0

Net income per limited partner unit (basic and diluted) (1)	$0.06	$0.36	$0.68	$2.40

Weighted average limited partner units outstanding (1)	36.6	26.7	29.2	26.7

(1)

Represents calculation retrospectively reflecting the affiliate capitalization of MEP consisting of 4.1 million MEP Class A common units, 22.6 million MEP subordinated units and MEP general partner interest upon the transfer of a controlling ownership, including limited partner and general partner interest, in Midcoast Operating. The noncontrolling interest reflects the 61% retained by EEP.

COMPARISON OF QUARTERLY RESULTS

Following are explanations for significant changes in the Midcoast Operating’s financial results, comparing the three month period ended December 31, 2013 with the same period of 2012. The comparison refers to adjusted operating income, which excludes the effect of non-cash and nonrecurring items (see Non-GAAP Reconciliations section below).

Adjusted Operating Income	Three months ended December 31,		Twelve months ended December 31,
(unaudited, dollars in millions)	2013	2012	2013	2012
Gathering, Processing and Transportation	$2.0	$26.7	$68.0	$183.4
Logistics and Marketing	2.4	3.0	4.5	(9.9)
Corporate	—	(0.4)	—	(0.2)

Adjusted operating income	$4.4	$29.3	$72.5	$173.3

Gathering, Processing and Transportation – Fourth quarter adjusted operating income for the Gathering, Processing and Transportation segment was $24.7 million lower than the same period of 2012. The decrease in adjusted operating income was predominantly due to a decrease in pricing spreads between our major NGL market hubs, in addition to lower natural gas and NGL volumes on our systems. Additionally, adjusted operating income for the quarter was negatively impacted by producer freeze-offs due to extreme weather conditions and unplanned downtime at one of our facilities. The decrease in adjusted operating income was partially offset by lower operating and administrative expenses for the quarter.

	Three months ended		Twelve months ended
Gathering, Processing and Transportation Throughput	December 31,		December 31,
(MMBtu per day)	2013	2012	2013	2012
East Texas	1,028,000	1,233,000	1,153,000	1,266,000
Anadarko	902,000	998,000	949,000	1,017,000
North Texas	292,000	333,000	317,000	330,000

Total	2,222,000	2,564,000	2,419,000	2,613,000

Logistics and Marketing – Fourth quarter adjusted operating income for the Logistics and Marketing segment was $0.6 million lower than the same period of 2012. The decrease in adjusted operating income is primarily due to modestly lower storage margins resulting from the sale of liquids product inventory at prevailing market prices relative to the cost of the product inventory in storage, which was partially offset by lower demand fees on third party pipelines.

Partnership Financing – On November 13, 2013, MEP completed its IPO, of 18,500,000 Class A common units (2,775,000 additional Class A common units were issued pursuant to the exercise of the underwriters’ over-allotment option on December 9, 2013), representing limited partner interests. MEP received proceeds from the IPO of approximately $354.9 million. MEP used the net proceeds to fund a distribution of approximately $304.5 million to Enbridge Energy Partners, L.P., to pay revolving credit facility origination and commitment fees of approximately $3.4 million and to redeem additional Class A common units from EEP for approximately $47.0 million.

MANAGEMENT REVIEW OF QUARTERLY RESULTS AND 2014 FINANCIAL GUIDANCE

Midcoast Partners will review its financial results for the period ended December 31, 2013 and present its 2014 financial guidance in a live Internet presentation, commencing at 9:00 a.m. Eastern Time on Wednesday, February 12, 2014. Interested parties may watch the live webcast at the link provided below. A replay will be available shortly afterward. Presentation slides and condensed unaudited financial statements will also be available on the Partnership’s website at the link below.

MEP Events and Presentations:

http://www.midcoastpartners.com/Investor-Relations/Events-and-Presentations/

Webcast link: http://www.media-server.com/m/acs/c6f9e60ff32f337262152cc82eb5dbef

The audio portion of the live presentation will be accessible by telephone at (877) 415-3184 (Passcode: 89249657) and can be replayed until May 12, 2014 by calling (888) 286-8010 (Passcode: 86187238). An audio replay will also be available for download in MP3 format from either of the website addresses above.

NON-GAAP RECONCILIATIONS

Adjusted net income and adjusted operating income for the principal business segments are provided to illustrate trends in income excluding derivative fair value losses and gains and other nonrecurring items that affect earnings. The derivative non-cash losses and gains result from marking to market certain financial derivatives used by the Partnership for hedging purposes that do not qualify for hedge accounting treatment in accordance with the authoritative accounting guidance as prescribed under generally accepted accounting principles in the United States.

Adjusted Earnings	Three months ended December 31,		Twelve months ended December 31,
(unaudited, dollars in millions except per unit amounts)	2013	2012	2013	2012
Net income (loss) attributable to general and limited partner ownership interests in Midcoast Energy Partners, L.P.	$8.8	$25.3	$54.5	$167.5
Noncash derivative fair value (gains) losses
-Gathering, Processing and Transportation	(3.7)	7.3	(6.9)	(3.8)
-Logistics and Marketing	(2.7)	(0.6)	12.2	2.6
Trucking and NGL marketing, legal and audit costs	—	—	—	7.4
Noncash lower cost or market	—	(4.3)	—	—
Option premiums	3.3	(0.1)	5.3	(4.3)

Adjusted net income	$5.7	$27.6	$65.1	$169.4

Adjusted net income (loss) allocable to limited partners (1)	$(0.2)	$10.6	$22.6	$64.8
Weighted average units (millions) (1)	36.6	26.7	29.2	26.7

Adjusted net income (loss) per limited partner unit (dollars) (1)	$(0.01)	$0.39	$0.77	$2.42

(1)

Represents calculation retrospectively reflecting the affiliate capitalization of MEP consisting of 4.1 million MEP Class A common units, 22.6 million MEP subordinated units and MEP general partner interest upon the transfer of a controlling ownership, including limited partner and general partner interest, in Midcoast Operating. The noncontrolling interest reflects the 61% retained by EEP.

Gathering, Processing and Transportation	Three months ended December 31,		Twelve months ended December 31,
(unaudited, dollars in millions)	2013	2012	2013	2012
Operating income	$3.0	$23.8	$70.2	$191.5
Noncash derivative fair value (gains) losses	(3.4)	7.3	(6.6)	(3.8)
Noncash lower cost or market	—	(4.3)	—	—
Option premium amortization	2.4	(0.1)	4.4	(4.3)

Adjusted operating income	$2.0	$26.7	$68.0	$183.4

Logistics and Marketing	Three months ended December 31,		Twelve months ended December 31,
(unaudited, dollars in millions)	2013	2012	2013	2012

Operating income (loss)	$7.7	$3.6	$(5.1)	$(19.9)
Trucking and NGL Marketing Legal and audit costs	—	—	—	7.4
Noncash derivative fair value (gains) losses	(5.3)	(0.6)	9.6	2.6

Adjusted operating income (loss)	$2.4	$3.0	$4.5	$(9.9)

Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) is used as a supplemental financial measurement to assess liquidity and the ability to generate cash sufficient to pay interest costs and make cash distributions to unitholders. The following reconciliation of net cash provided by operating activities to adjusted EBITDA is provided because EBITDA is not a financial measure recognized under generally accepted accounting principles.

Adjusted EBITDA	Three months ended December 31,		Twelve months ended December 31,
(unaudited, dollars in millions)	2013	2012	2013	2012
Net cash provided (used) by operating activities	$(5.0)	$81.2	$420.9	$352.7
Changes in operating assets and liabilities, net of cash acquired	39.9	(18.7)	(212.5)	(47.8)
Interest expense	1.7	—	1.7	—
Income tax expense	(0.6)	1.7	8.3	3.8
Option premium amortization	2.4	(0.1)	4.4	(4.3)
Trucking and NGL marketing legal and audit costs	—	—	—	7.4
Noncash lower cost or market	—	(4.3)	—	—
Other	(1.0)	3.4	(8.6)	(3.6)

Adjusted EBITDA	$37.4	$63.2	$214.2	$308.2

About Midcoast Energy Partners, L.P.

Midcoast Energy Partners, L.P. (NYSE: MEP), is a limited partnership formed by Enbridge Energy Partners, L.P (“Enbridge Partners”) to serve as Enbridge Partners’ primary vehicle for owning and growing its natural gas and natural gas liquids (NGLs) midstream business in the United States. Our assets consist of a 39 percent controlling interest in Midcoast Operating, L.P., a Texas limited partnership that owns a network of natural gas and NGL gathering and transportation systems, natural gas processing and treating facilities and NGL fractionation facilities primarily located in Texas and Oklahoma. Midcoast Operating also owns and operates natural gas, condensate and NGL logistics and marketing assets that primarily support its gathering, processing and transportation business. Through our ownership of Midcoast Operating’s general partner, we control, manage and operate these systems.

Enbridge Energy Partners, L.P. (NYSE: EEP), owns 100 percent of Midcoast Holdings, LLC, the general partner of Midcoast Partners and holds an approximate 54 percent interest in Midcoast Partners. Enbridge Partners owns and operates a diversified portfolio of crude oil and, through Midcoast Partners, natural gas transportation systems in the United States. Its principal crude oil system is the largest pipeline transporter of growing oil production from western Canada and the North Dakota Bakken formation. Enbridge Partners is recognized by Forbes as one of the 100 Most Trustworthy Companies in America.

Forward Looking Statements

This news release includes forward-looking statements, which are statements that frequently use words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “position,” “projection,” “should,” “strategy,” “target,” “will” and similar words. Although we believe that such forward-looking statements are reasonable based on currently available information, such statements involve risks, uncertainties and assumptions and are not guarantees of performance. Future actions, conditions or events and future results of operations may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results are beyond the ability of Midcoast Energy Partners, L.P.

(“MEP”) to control or predict. Specific factors that could cause actual results to differ from those in the forward-looking statements include: (1) changes in the demand for or the supply of, forecast data for, and price trends related to crude oil, liquid petroleum, natural gas and natural gas liquids, including the rate of development of the Alberta Oil Sands; (2) MEP’s ability to successfully complete and finance expansion projects; (3) the effects of competition, in particular, by other pipeline and gathering systems, as well as other processing and treating plants; (4) shut-downs or cutbacks at MEP’s facilities or refineries, petrochemical plants, utilities or other businesses for which MEP transports products or to whom MEP sells products; (5) hazards and operating risks that may not be covered fully by insurance; (6) changes in or challenges to MEP’s rates; and (7) changes in laws or regulations to which MEP is subject, including compliance with environmental and operational safety regulations that may increase costs of system integrity testing and maintenance.

Forward-looking statements regarding “drop-down” growth opportunities are further qualified by the fact that Enbridge Energy Partners, L.P. is under no obligation to offer to sell us additional interests in Midcoast Operating, and we are under no obligation to buy any such additional interests. As a result, we do not know when or if any such additional interests will be offered to us to purchase.

The Partnership’s forward looking statements are subject to risks and uncertainties pertaining to operating performance, regulatory parameters, project approval and support, weather, economic conditions, interest rates and commodity prices, including but not limited to those discussed more extensively in our filings with the U.S. securities regulators. The impact of any one risk, uncertainty or factor on any particular forward looking statement is not determinable with certainty as these are independent and our future course of action depends on management’s assessment of all information available at the relevant time. Except to the extent required by law, we assume no obligation to publically update or revise any forward looking statements, whether as a result of new information, future events or otherwise. In addition to the risks listed above, other risks include those detailed from time to time in MEP’s Securities and Exchange Commission, or SEC, reports, including, without limitation, in MEP’s prospectus related to its initial public offering, dated November 6, 2013 and filed with the United States Securities and Exchange Commission on November 8, 2013, and any subsequently filed annual, quarterly or current reports, which filings are available to the public at the SEC’s website (www.sec.gov).

FOR FURTHER INFORMATION PLEASE CONTACT:

Sanjay Lad	Terri Larson, APR

Investment Community	Media

Toll-free: (855) MEP-7222 or (866) 637-7222	Telephone: (877) 496-8142

E-mail: mep@enbridge.com	E-mail: usmedia@enbridge.com

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